Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Annual Report of Jameson Inns, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that:

(1)	The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas W. Kitchin

Thomas W. Kitchin, Chairman of the Board and Chief Executive Officer March 18, 2004

/S/ CRAIG R. KITCHIN

Craig R. Kitchin President and Chief Financial Officer March 18, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required Section 906, has been provided to Jameson Inns, Inc. and will be retained by Jameson Inns, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.